Exhibit 99.1

Optex Systems Announces Acquisition of Speedtracker

RICHARDSON, Texas, January 22, 2024 (GLOBE NEWSWIRE) — Optex Systems Holdings, Inc. (Nasdaq:OPXS), a leading manufacturer of precision optical sighting systems for domestic and worldwide military and commercial applications, announced today it has acquired Speedtracker from RUB Aluminum (RUB) and has also established a Contract Manufacturing Agreement for the continued production of the Speedtracker Mach 4+ product line.

Danny Schoening, CEO, stated “The Speedtracker, a cutting-edge chronograph designed to measure projectile velocity, has emerged as a game-changer for enhancing shooter accuracy. With its radar-based technology and user-friendly application interface, it perfectly aligns with the demands of today’s dynamic market. Moreover, our partnership with RUB under the Contract Manufacturing Agreement guarantees a seamless transition for our valued customers and global distributors as we move forward.”

Raimund Bastian, co-owner of RUB, stated “This partnership with Optex heralds an exciting chapter for Speedtracker, propelling its growth while allowing RUB’s technical team to focus on pushing the boundaries of radar-based chronograph technology. We eagerly anticipate where the journey will lead in this ongoing relationship.”

The Company acquired Speedtracker using cash on hand, with potential additional future cash payments based on successful completion of defined milestones. Initially launched in August of 2022, and with several thousand units in field, the Company intends to enhance the distribution and growth of the Speedtracker line.

ABOUT OPTEX SYSTEMS

Optex, which was founded in 1987, is a Richardson, Texas based ISO 9001:2015 certified concern, which manufactures optical sighting systems and assemblies, primarily for Department of Defense (DOD) applications. Its products are installed on various types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles, and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights, and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors. For additional information, please visit the Company’s website at www.optexsys.com.

Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs and military spending, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, changes in spending due to policy changes in any new federal presidential administration, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, changes in the market for microcap stocks regardless of growth and value and various other factors beyond our control.

You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

Contact:

IR@optexsys.com

(972) 764-5718

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